UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 21, 2014
Date of Report (Date of earliest event reported)

Synergy Strips Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-185103	99-0379440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2105 Burton Branch Road
Algood, TN 38506
(Address of Principal Executive Offices)

(855) 659-4643
(Registrant’s telephone number, including area code)

Oro Capital Corporation
23 Dassan Island Drive
Plettenberg Bay, 6600
South Africa
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and pro forma financial statements and the related notes filed with this Form 8-K.

Unless otherwise indicated, in this Form 8-K, references to “we,” “our,” “us,” “SNYL,” the “Company” or the “Registrant” refer to Synergy Strips Corp., a Nevada corporation and its wholly owned subsidiary Synergy Strips Corp., a Delaware corporation.

Section 1 – Registrant’s Business and Operations

Item 1.01.                       Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below is incorporated by reference herein.

Section 2 - Financial Information

Item 2.01.                      Completion of Acquisition or Disposition of Assets.

Merger

On April 7, 2014, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Synergy Strips Corp., a Delaware corporation (“Synergy”), and Synergy Merger Sub, Inc. a Delaware corporation and our wholly owned subsidiary formed for the purpose of this transaction (“Merger Sub”). The Merger Agreement provided for the merger of Merger Sub with and into Synergy (the “Merger”), with Synergy surviving the Merger as our wholly owned subsidiary, upon the terms and subject to the conditions set forth in the Merger Agreement.

On April 21, 2014, following the satisfaction or waiver of the conditions set forth in and otherwise in accordance with the terms of the Merger Agreement, the Merger was consummated and Merger Sub merged with and into Synergy. As a result of the closing of the Merger, we have abandoned our prior business plan and we are now pursuing the operations of Synergy, which consist of marketing and distributing orally dissolving film strip products.

The Merger Agreement includes customary representations, warranties and covenants made by us, Merger Sub and Synergy as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and are not intended to provide factual, business, or financial information about us, Merger Sub and Synergy. Moreover, some of those representations and warranties (i) may not be accurate or complete as of any specified date, (ii) may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, (iii) may have been used for purposes of allocating risk among us, Merger Sub and Synergy, rather than establishing matters as facts, and/or (iv) may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to the Merger Agreement. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding us and our business that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, and other documents that we file with the Securities and Exchange Commission (the “SEC”). The description of the Merger Agreement set forth herein is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference into this Item 2.01.

Prior to the Merger, we were a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (“Exchange Act”).  Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10 under the Exchange Act, for the Registrant’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Merger.

Post-Merger Company Ownership

As set forth in the Merger Agreement, upon the closing of the Merger, all of the issued and outstanding capital stock of Synergy was cancelled automatically and the holders thereof became entitled to receive an aggregate of 16,000,000 shares of the Company’s common stock. That number of shares was negotiated and agreed to by the Company and Synergy prior to entering into the Merger Agreement.

Immediately prior to the Merger, the Company had 44,100,000 shares of common stock issued and outstanding. After the Merger and the consummation of the private placement offering described below, the Company will have 67,100,000 shares of common stock issued and outstanding.

After giving effect to the closing of the Merger and the private placement offering, the shares of common stock of the Company are owned as follows:

·	Former shareholders of Synergy hold 16,000,000 shares of the Company’s common stock, or approximately 23.84% of the Company;
·	Holders of common stock of the Company prior to the Merger will continue to hold 44,100,000 shares of the Company’s common stock, or approximately 65.72% of the Company; and
·	Investors under the private placement offering conducted in connection with the Merger will hold 2,000,000 shares of the Company’s common stock, or approximately 2.98% of the Company.

Accounting Treatment of the Merger

For financial reporting purposes, the Merger represents a “reverse merger” rather than a business combination and Synergy is deemed to be the accounting acquirer in the transaction. Consequently, the assets and liabilities and the historical operations that will be reflected in the Company’s future financial statements will be those of Synergy. The Company’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of Synergy after consummation of the Merger, and the historical financial statements of the Company before the Merger will be replaced with the historical financial statements of Synergy before the Merger in all future filings with the SEC.

Change in Management

In connection with the Merger and as contemplated by the Merger Agreement, at the effective time of the Merger, Mark Suponitsky and Jordin Mendelsohn were appointed to the Registrant’s Board of Directors.

In connection with the Merger and as contemplated by the Merger Agreement, at the effective time of the Merger, Danny Aaron, our sole director and executive officer, submitted his resignation letter pursuant to which he resigned immediately from all offices of the Registrant that he holds and from his position as our director.  This departure was as contemplated by the Merger Agreement and not as a result of any disagreements with the Registrant on any matter relating to the Registrant’s operations, policies, or practices.

On April 21, 2014, immediately after the effective time of the Merger, the Board appointed Mark Suponitsky as President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company.

Additional information regarding the officers and directors listed above is contained below in “Directors and Officers”.

Private Placement Offering

On April 21, 2014, the Company commenced a private placement offering of up to 5,000,000 shares of its common stock (the “Offering”). The Company and certain foreign accredited investors (the “Investors”) entered into Securities Purchase Agreements (the “Purchase Agreements”) and consummated an initial closing of the Offering for the issuance and sale of an aggregate of 2,000,000 shares of common stock of the Company (the “Offering Shares”) at a purchase price of $0.25 per share, for an aggregate consideration of $500,000.

The Company may conduct one or more closings for additional subscriptions for shares of its common stock following the initial closing until the date on which the maximum offering of $1,250,000 is sold.

The Company intends to use the proceeds of the Offering for costs and expenses relating to the Merger and general corporate purposes, including working capital needs.

DESCRIPTION OF BUSINESS

Except as otherwise indicated by context, references to “we,” “us” or “our” hereinafter in this Form 8-K are to the business of Synergy, except that references to “our common stock,” “our shares of common stock” or “our capital stock” or similar terms shall refer to the common stock of the Registrant.

Overview

Synergy was incorporated on January 24, 2012 as a Delaware corporation under the name of “PB Management Corp.  On February 28, 2013, we changed our name to “Synergy Strips Corp.”

Synergy aims to be a global leader in marketing and distributing orally dissolving film strip products through various distribution channels and become the most recognized brand in the health and wellness industry. Synergy’s focus is to take popular consumer products and take the active ingredient consumers desire and formulate an orally dissolving film strip for an alternative for consumers.

Background

The Registrant was organized under the laws of the State of Nevada on December 29, 2010 under the name “Oro Capital Corporation”.  On April 17, 2014, the Registrant effected a 30 for 1 forward stock split the form of a share dividend.  On April 28, 2014, the Company changed its name to “Synergy Strips Corp.” upon approval from FINRA and changed its stock symbol to “SNYL”. The Registrant was an exploration stage corporation and was engaged in the search for mineral deposits or reserves.

The Registrant has not generated any revenue from its business operations or explorations to date, and to date, the Registrant has been unable to raise additional funds to implement its operations.  As a result, the Registrant consummated the Merger with Synergy.

Strategy

Synergy’s strategy is to create a new delivery system for consumers.   Most products are ingested by consumers in pill and liquid form.   Our plan is to take active ingredients in products currently found on retail shelves and to formulate such ingredients on orally dissolving film strips which dissolve in a consumer’s mouth. We believe this approach is advantageous to the consumer because the active ingredients are more fully dissolved into a consumer’s blood stream and more highly absorbed as compared to liquids or pills. This results in consumers having more immediate effects as opposed to the alternatives. Further advantages are the portability of such products since they are small and not affected by higher heat, and such products are easy to carry around versus liquids. The disadvantages of this product are that it is a new delivery system for consumers and most are unfamiliar with the benefits and efficacy of such products.

Technology

Synergy’s technology is the proprietary blends of orally dissolving film strips it develops which are not available on the market today.  Our proprietary blends currently encompass the nutraceutical to pharmaceutical space, although many other products can be applied to orally dissolving film strip technology.

Products

Current Products

1.	Energy strip available in spearmint and cinnamon which releases 40mg of caffeine per strip via dissolving on a consumer’s tongue.

Products in Development

1.	Sleep strips which aid in the deprivation of sleep
2.	Cough Strips which aid an individual from coughing and has similar effects to a cough drop
3.	Nicotine strips which release nicotine and aids in the prevention of smoking
4.	Multi vitamin strips which release a blend of multivitamins necessary for optimal health
5.	Weight loss strips which prevent over eating by individuals thereby curbing appetite and weight
6.	Dog vitamin strips which help dogs have optimal health
7.	Immunity strips with release antioxidants to support optimal health
Development and Commercialization Strategy

Research and Development

Synergy currently outsources it research and development to a third party experienced in the development of such technologies, which is led by a group of experienced scientists.

Manufacturing

Synergy currently outsources the manufacturing of products to third parties who have the necessary equipment and technology to provide mass quantities if required.

Commercialization

Synergy generates revenue by selling its consumer ready products to retailers across North America and other countries, who then sells to end consumers through their retail distribution channels. Synergy also sells direct to wholesalers and distributors at a reduced cost to grow its revenue base quickly and to penetrate the market more effectively.

Intellectual Property

Synergy’s success depends in part upon our ability to protect our core technology and intellectual property. To establish and protect our proprietary rights, we will rely on a combination of patents, patent applications, trademarks, copyrights, trade secrets, including know-how, license agreements, confidentiality procedures, non-disclosure agreements with third parties, employee disclosure and invention assignment agreements, and other contractual rights.

Distribution and Marketing

Synergy plans to focus on selling to retailers and distributors who currently are active in the consumer product space to expedite the penetration of market acceptance of the product. Synergy is currently undergoing focus groups to find out what the best approach for marketing efforts is and how to do so on the most cost effective manner.

Markets

Synergy will attempt to sell in all North America retail locations along with other developed countries with similar retail landscapes to North America.

Industry

Currently the industry for orally dissolving film strip technology is small and relatively unexplored by companies. The technology is new to the retail market along with the range of products which can be offered. Synergy will be operating in a retail space which is currently dominated by nutraceutical companies who offer the same active ingredients through predominately liquids and pills.  Our ability to offer an alternative product in this market will create opportunities for Synergy to capture consumers who prefer an alternative.

Energy strips are new to the marketplace and making significant headway in changing how consumers obtain their energy. Currently the largest competitor to “Synergy” is a company called Purebrands LLC delivering a product called Sheets which uses similar technology as Synergy strips. Purebrands LLC is currently owned and endorsed by high profile celebrities such as Lebron James of the Miami Heat, Amare Stoudemire of the New York Knicks, Ray Rice of the Baltimore Ravens and entertainers Drake and Pitbull to mention a few, providing Purebrands LLC with immediate brand recognition. Not only are high profile athlete’s endorsing their product, they are spending millions of dollars sponsoring events, marketing their brand and more importantly the market for energy strips.

As marketing efforts continue by Purebrands LLC, the energy strip market will continue to grow in popularity and will become the newest acceptable means of doing energy in the industry.

As a result of this technology being so new and unique, there are very few competitors in the industry besides Purebrands LLC and large name nutriceutical companies. Most other competitors are small in size in terms of brand awareness and sales.

Energy strips in North America have been classified as a natural health product and because of this classification each countries content and labeling requirements are unique to one another. Each country has its own governing body that regulates which products are deemed safe for public, which ultimately gives the first entrant of any territory time to gain valuable market share before competitors obtain approval. This is one of the Company’s inherent strengths as it expands into the US and European market since it is currently manufactured in Canada, it carries with it one of the highest standards imposed, health
Canada standards. Because of the known scrutiny health Canada imposes on products, taking a product with its high standard of approval to a new market is typically performed with relative ease.

Overall, the energy product industry is expected to continuously expand as more products become available while demand for energy related products increases by consumers. As consumers seek new ways to stay alert to remain more productive, this industry will continue expanding creating the ideal market to operate and compete in.

Competition

Current direct competitors are minimal in the orally dissolving space as there are a mere handful of competitors who have entered the space so far. The barriers to entry are the “know how’s” of developing and formulating consumer desired products which taste great. Also, the high cost of entry by companies who have no expertise in the market makes entry by competitors a minimal risk since the technology to develop product is expensive and proprietary.

Our current competitors include Purebrands LLC which sells a product called Sheets, along with a company which sells a similar product under the name E6.

Government Regulation

The products sold by Synergy are subject to U.S Food and Drug Administration (“FDA”) approval for packaging compliance and Synergy has obtained such approvals from the FDA. Since the current products sold are a nutraceutical, minimal FDA regulations are placed on the product with the exception of the appropriate labeling and warnings. Our current product is in good standing with the FDA as its only requirement relates to product packaging guidelines.

The Company will rely on legal and operational compliance programs, as well as local counsel, to guide its businesses in complying with applicable laws and regulations of the jurisdictions in which they do business.

The Company does not anticipate, at this time, that the cost of compliance with U.S. and foreign laws will have a material financial impact on its operations, business or financial condition. There are however no guarantees that new regulatory and tariff legislation may not have a material negative effect on its business in the future.

Employees

Synergy has no full or part time employees. The Company intends to grow its employee base based on the demands and requirements of the business.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated into this Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Our future is dependent upon our ability to obtain financing.  If we do not obtain such financing, we may have to cease our activities and investors could lose their entire investment.

There is no assurance that we will operate profitably or generate positive cash flow in the future.  We will require additional financing in order to proceed with the development, manufacture and distribution of our products, including our Synergy Strips.  We will also need more funds if the costs of the development and marketing of our existing products are greater than we have anticipated.  We will also require additional financing to sustain our business operations if we are not successful in earning revenues.  We may not be able to obtain financing on commercially reasonable terms or terms that are acceptable to us when it is required.  Our future is dependent upon our ability to obtain financing.  If we do not obtain such financing, our business could fail and investors could lose their entire investment.

Because we may never earn revenues from our operations, our business may fail and investors may lose all of their investment in our Company.

We are a company with a limited operating history and our future profitability is uncertain.  We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably.  If our business plan is not successful and we are not able to operate profitably, then our stock may become worthless and investors may lose all of their investment in our Company.

Prior to obtaining a large market share for our products, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  We recognize that, if we are unable to generate significant revenues from the sale of our products in the future, we will not be able to earn profits or continue operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate any revenues or ever achieve profitability.  If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our Company.

Our limited operating history makes evaluating our business and future prospects difficult, and may increase the risk of your investment.

Our limited operating history in the field of edible thin film technology and oral dissolving strip products may not provide a meaningful basis on which to evaluate our business. We will continue to encounter risks and difficulties frequently experienced by companies at a similar stage of development, including our potential failure to:

•	maintain and improve our products and technology;

•	expand our product offerings and maintain the high quality of products offered;

•	manage our expanding operations, including the integration of any future acquisitions;

•	obtain sufficient working capital to support our expansion and to fill customers’ orders on time;

•	maintain adequate control of our expenses;

•	implement our product development, marketing, sales, and acquisition strategies and adapt and modify them as needed; and

•
anticipate and adapt to changing conditions in the markets in which we operate as well as the impact of any changes in government regulation, mergers and acquisitions involving our competitors, technological developments, and other significant competitive and market dynamics.

If we are not successful in addressing any or all of these risks, then our business may be materially and adversely affected.

We may have to compete against new oral dissolving strip products developed by competitors. New oral dissolving strip products we develop may not gain market acceptance by customers, or may not perform to expectations and result in liability to us.

Our industry is subject to change as competitors seek to identify more effective, more appealing or cheaper oral dissolving strip products. Our future success will depend on our ability to appropriately respond to changing consumer demands. If we produce products that are not attractive to consumers, we may not be successful in capturing or retaining a significant share of our market.

Our competitors may have substantially greater resources than us. They may be able to take advantage of new technologies or products or undertake more aggressive and costly marketing campaigns than ours, which may adversely affect our marketing strategies and could have a material adverse effect on our business, results of operations, and financial condition.

We may face product liability claims that could result in costly litigation and significant liabilities.

The manufacture and sale of oral dissolving strip products entails significant risk of product liability claims. Any product liability claims, with or without merit, could result in costly litigation, reduced sales, cause us to incur significant liabilities and divert our management’s time, attention and resources. Because of our limited operating history and lack of experience with these claims, we cannot be sure that our product liability insurance coverage is adequate or that it will continue to be available to us on acceptable terms, if at all.

Our products and our manufacturing activities are subject to extensive governmental regulation that could prevent us from selling our products in the United States or introducing new and improved products.

Our products and our manufacturing activities are subject to extensive regulation by a number of governmental agencies, including the FDA and comparable international agencies. We are required to:

•	obtain the clearance of the FDA and international agencies before we can market and sell our products;

•	satisfy these agencies’ content requirements for all of our labeling, sales and promotional materials; and

•	undergo rigorous inspections by these agencies.

Compliance with the regulations of these agencies may delay or prevent us from introducing any new model of our existing products or other new products. Furthermore, we may be subject to sanctions, including temporary or permanent suspension of operations, product recalls and marketing restrictions if we fail to comply with the laws and regulations pertaining to our business. We are also required to demonstrate compliance with the FDA’s quality system regulations. The FDA enforces its quality system regulations through pre-approval and periodic post-approval inspections. These regulations relate to product testing, vendor qualification, design control and quality assurance, as well as the maintenance of records and documentation. If we are unable to conform to these regulations, the FDA may take actions which could seriously harm our business. In addition, government regulation may be established that could prevent, delay, modify or rescind regulatory clearance or approval of our products.

Establishing a new brand requires effective marketing and product placement, which may take a long period of time.

Our principal business strategy is to develop our products as a respected brand within the industry in which they are sold.  The marketing of consumer goods is highly dependent on creating favorable consumer perception.   Competitors have significantly greater advertising resources and experience and enjoy well-established brand names.  There can be no assurance that our initial advertising and promotional activities will be successful in creating the desired consumer perception.

We currently have a limited product portfolio and our business may be negatively affected if demand for these products never develops or decreases.

100% of our revenue is derived from the sale of our limited product offerings.  If demand for these products decreases, never fully develops, or if we are unable to replace this product revenue with revenue from a product that has similar acceptance with potential customers, our business may be materially adversely affected.

If we are unable to adequately control the costs associated with operating our business, including our costs of sales and materials, our business, financial condition, operating results and prospects will suffer.

If we are unable to maintain a sufficiently low level of costs for designing, marketing, selling and distributing our products relative to their selling prices, our operating results, gross margins, business and prospects could be materially and adversely impacted.  We have made, and will be required to continue to make, significant investments for the sale of our products.  There can be no assurances that our costs of delivering our products will be less than the revenue we generate from sales, or that we will achieve our expected gross margins.

We may be required to incur substantial marketing costs and expenses to promote our products, even though our marketing expenses to date have been relatively limited.  If we are unable to keep our operating costs aligned with the level of revenues we generate, our operating results, business and prospects will be harmed.  Many of the factors that impact our operating costs are beyond our control.

We are substantially dependent on strategic partnerships and third party distributors for the sale of our products.

We currently have strategic partnerships and distribution relationships with several distributors for our products in various international markets.

We expect to continue to rely on our strategic partners and the sales efforts of third party distributors for our products. Our distributors are not exclusive to us and distribute other products from other manufacturers. We do not have the ability to exercise control over the actions of our distributors in the same manner that we would an internal sales team. If those distributors decide to terminate their arrangements with us, or fail to exert substantial efforts on our behalf, our revenues and results of operations will be significantly impacted.

Changes in our suppliers’ raw material costs or disruptions in the supply of raw materials could negatively impact our manufacturers’ output, which could erode our profit margins and significantly affect our operating results.

Pricing and availability of raw materials used by our manufacturers can be volatile due to numerous factors beyond our control, including general, domestic and international economic conditions, labor costs, production levels, competition, consumer demand, import duties and tariffs and currency exchange rates.  This volatility can significantly affect the availability and cost of raw materials, and may, therefore, have a material adverse effect on our business, results of operations and financial condition.   In addition, the supply of certain raw materials can be significantly disrupted by labor activity, political conflict, and disruptions to sourcing or transportation activities, which could impact our ability to source our products.

We may not be able to prevent others from unauthorized use of our patents and other intellectual property, which could harm our business and competitive position.

We rely on trade secret laws and will rely on a combination of copyright, service mark, trademark laws, as well as confidentiality procedures and contractual restrictions, to establish and protect our proprietary rights on a global basis, all of which provide only limited protection.

We may file U.S. and foreign patent applications in the future. But the process of seeking patent protection can be lengthy and expensive and we cannot assure that our patent applications will result in patents being issued, or future issued patents will be sufficient to provide us with meaningful protection or commercial advantages. Since the filing of some of these patent applications may be, made after the date of first sale or disclosure of the subject inventions, patent protection may not be available for these inventions outside the United States.

We also cannot assure that our current or potential competitors do not have, and will not obtain, patents that will prevent, limit or interfere with our ability to make, use or sell our technology.

Assertions by third parties that we infringe their intellectual property, whether successful or not, could subject us to costly and time-consuming litigation or expensive licenses.

The oral dissolving strip industry is characterized by the existence of a large number of patents, copyrights, trademarks, and trade secrets and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. We cannot assure you that our products do not infringe upon the intellectual property rights of others. If we succeed in our business plan, the economic reward, and therefore the possibility that someone would bring an intellectual property rights claims against will grow. The costs of defending intellectual property infringement claims can be very large. Any intellectual property rights claim against us, with or without merit, could be time-consuming, expensive to litigate or settle, and could divert management attention and financial resources.

For any intellectual property rights claim against us we may have substantial direct and indirect costs. Direct costs can include a requirement to pay damages or stop our sale of products found to be in violation of a third party’s rights. We may have to purchase a license from a third party, which may not be available on reasonable terms, if at all, may significantly increase our operating expenses, or may require us to restrict our business activities in one or more respects. Substantial indirect costs also may be expected in the form of diversion of development and management resources in strategic planning for legal and business defenses to such claims.

We are substantially dependent on third parties for the manufacture of our products.

We rely upon independent third parties for the manufacture of our products.  A manufacturer’s failure to ship products in a timely manner or to meet the required quality standards could cause us to miss the delivery date requirements of our customers for those items.  The failure to make timely deliveries may drive customers to cancel orders, refuse to accept deliveries or demand reduced prices, any of which could have a material adverse effect on us.  This could damage our reputation.  We do not have a long-term written agreement with our third-party manufacturers.  As a result, our manufacturers may unilaterally terminate their relationship with us at any time.   Any failure by our manufacturers to comply with our standards or any other divergence in its labor or other practices from those generally considered ethical in the United States and the potential negative publicity relating to any of these events, could materially harm us and our reputation.

Our business depends substantially on the continuing efforts of our executive officers and our business may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our executive officers.  If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all.  Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers.  In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our customers.

The lack of public company experience with our management team could adversely impact our ability to comply with the reporting requirements of U.S. Securities Laws

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002.  Our senior management has never had responsibility for managing a publicly traded company.  Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis.  Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status.  If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

If we fail to maintain proper and effective internal controls over financial reporting or are unable to remediate the material weakness in our internal controls, then our ability to produce accurate and timely financial statements could be impaired and investors’ views of us could be harmed.

Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. Implementing and maintaining a system of internal controls over accounting and financial reporting is a costly and time-consuming effort that needs to be re-evaluated frequently.

Implementing any appropriate changes to our internal controls may entail substantial management time, costs to modify our existing processes, and take significant time to complete. These changes may not, however, be effective in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and harm our business. In addition, investors’ perceptions that our internal controls are inadequate or that we are unable to produce accurate financial statements on a timely basis may harm our stock price and make it more difficult for us to effectively market and distribute our products and services to new and existing customers.

We may face risks from doing business internationally.

We may sell or distribute products outside the U.S. and derive revenues from these sources.  Consequently, our revenues and results of operations will be vulnerable to currency fluctuations.  We will report our revenues and results of operations in U.S. dollars, but a significant portion of our revenues could be earned outside of the U.S.  We cannot accurately predict the impact of future exchange rate fluctuations on revenues and operating margins.  Such fluctuations could have a material adverse effect on our business, results of operations and financial condition.  Our business will also be subject to other risks inherent in the international marketplace, many of which are beyond our control.  These risks include:

•	laws and policies affecting trade, investment and taxes, including laws and policies relating to the repatriation of funds and withholding taxes, and changes in these laws;
•	changes in local regulatory requirements, including restrictions on conversions;
•	differing cultural tastes and attitudes;
•	differing degrees of protection for intellectual property;
•	financial instability;
•	instability of foreign economies and governments; and
•	war and acts of terrorism.

Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to our Common Stock and our Status as a Public Company

 The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience and is generally unfamiliar with the requirements of the United States securities laws and U.S. Generally Accepted Accounting Principles, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The majority of the individuals who now constitute our senior management team have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

Shares of our common stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our common stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we may be deemed a “shell company” pursuant to Rule 144 prior to the Merger, and as such, sales of our securities pursuant to Rule 144 are not able to be made until a period of at least twelve months has elapsed from the date on which our Current Report on Form 8-K is filed with the Commission reflecting our status as a non- “shell company.” Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after the date of the filing of our Current Report on Form 8-K and we have otherwise complied with the other requirements of Rule 144. As a result, it may be harder for us to fund our operations and pay our employees and consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our previous status as a “shell company” could prevent us from raising additional funds, engaging employees and consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

We will be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with the Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Management believes that its internal controls and procedures are currently not effective to detect the inappropriate application of U.S. GAAP rules. Management realize there are deficiencies in the design or operation of our internal control that adversely affect our internal controls which management considers to be material weaknesses including those described below:

1.
We have insufficient quantity of dedicated resources and experienced personnel involved in reviewing and designing internal controls. As a result, a material misstatement of the interim and annual financial statements could occur and not be prevented or detected on a timely basis.

2.	We have not achieved the optimal level of segregation of duties relative to key financial reporting functions.

3.	We do not have a formal audit committee with a financial expert, and thus we lack the board oversight role within the financial reporting process

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. We cannot assure you that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

If we lose our key management personnel, we may not be able to successfully manage our business or achieve our objectives, and such loss could adversely affect our business, future operations and financial condition.

Our future success depends in large part upon the leadership and performance of our executive management team and key consultants. If we lose the services of one or more of our executive officers or key consultants, or if one or more of them decides to join a competitor or otherwise compete directly or indirectly with us, we may not be able to successfully manage our business or achieve our business objectives. We do not have “Key-Man” life insurance policies on our key executives. If we lose the services of any of our key consultants, we may not be able to replace them with similarly qualified personnel, which could harm our business. The loss of our key executives or our inability to attract and retain additional highly skilled employees may adversely affect our business, future operations, and financial condition.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

We have entered into indemnification agreements with our directors and officers pursuant to which we will indemnify such directors and officers in connection with their service to the Company. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our stock.

Our stock is categorized as a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than US$ 5.00 per share or an exercise price of less than US$ 5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We presently intend to retain all earnings for our operations.

A limited public trading market exists for our common stock, which makes it more difficult for our stockholders to sell their common stock in the public markets.

Our common stock is currently traded under the symbol “SNYL,” but currently with no volume, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our stock until such time as we became more viable.  Additionally, many brokerage firms may not be willing to effect transactions in the securities.  As a consequence, there may be periods of several days or more when trading activity in our stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities.  Due to the volatility of our common stock price, we may be the target of securities litigation in the future.  Securities litigation could result in substantial costs and divert management’s attention and resources.

Shareholders should also be aware that, according to SEC Release No. 34-29093, the market for “penny stock,” such as our common stock, has suffered in recent years from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.  Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our articles of incorporation authorize the issuance of up to 75,000,000 shares of common stock with a par value of $0.00001 per share. Our Board of Directors may choose to issue some or all of such shares to acquire one or more companies or properties and to fund our overhead and general operating requirements. The issuance of any such shares may reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

We may not qualify to meet listing standards to list our stock on an exchange.

The SEC approved listing standards for companies using reverse acquisitions to list on an exchange may limit our ability to become listed on an exchange. We would be considered a reverse acquisition company (i.e., an operating company that becomes an Exchange Act reporting company by combining with a shell Exchange Act reporting company) that cannot apply to list on NYSE, NYSE Amex or Nasdaq until our stock has traded for at least one year on the U.S. OTC market, a regulated foreign exchange or another U.S. national securities market following the filing with the SEC or other regulatory authority of all required information about the merger, including audited financial statements. We would be required to maintain a minimum $4 share price ($2 or $3 for Amex) for at least thirty (30) of the sixty (60) trading days before our application and the exchange’s decision to list. We would be required to have timely filed all required reports with the SEC (or other regulatory authority), including at least one annual report with audited financials for a full fiscal year commencing after filing of the above information. Although there is an exception for a firm underwritten IPO with proceeds of at least $40 million, we do not anticipate being in a position to conduct an IPO in the foreseeable future. To the extent that we cannot qualify for a listing on an exchange, our ability to raise capital will be diminished.

DESCRIPTION OF PROPERTY

The principal executive offices for the Registrant are located at 2105 Burton Branch Road, Algood, TN 38506.  The monthly rent for this property and related expenses is $500 per month.  The Registrant’s main telephone number is (855) 659-4643.  The Registrant’s website is located at www.synergystrips.com.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Synergy for the fiscal years ended 2013 and 2012 should be read in conjunction with the Summary Selected Consolidated Financial Data and the financial statements of Synergy, and the notes to those financial statements that are included elsewhere in this Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

Synergy was incorporated on January 24, 2012 as a Delaware corporation under the name of “PB Management Corp.  On February 28, 2013, we changed our name to “Synergy Strips Corp.”

Synergy aims to be a global leader in marketing and distributing orally dissolving film strip products through various distribution channels and become the most recognized brand in the Health and Wellness space. Synergy’s focus is to take popular consumer products and take the active ingredient consumers desire and formulate an orally dissolving film strip for an alternative for consumers.

Our management’s discussion and analysis of our financial condition and results of operations are only based on Synergy’s current business.  Our previous shell company’s results of operations are immaterial and will not be included in the discussion below.  Key factors affecting our results of operations include revenues, cost of revenues, operating expenses and income and taxation.

Results of Operations for the Fiscal Year Ended December 31, 2013

Revenue

For the fiscal year ended December 31, 2013, we had revenues of $10,783 from sales of our products.

Cost of revenue

For the fiscal year ended December 31, 2013, our cost of revenue was $6,323. This was primarily due to securing the U.S. military via a distributor in the U.S.

Operating Expenses

For the fiscal year ended December 31, 2013, our operating expenses were $54,753. This was primarily due to promoting the Synergy brand throughout North America.

Net income (loss)

For the fiscal year ended December 31, 2013, our net loss was $(50,293). This was primarily due to increased spending on developing the Synergy brand and securing penetration in the U.S. market.

Liquidity and Capital Resources

Overview

As of December 31, 2013, we had no cash on hand and no working capital.

We believe that our cash on hand will not be sufficient to meet our anticipated cash requirements through the next 12 months.
Our current cash requirements are significant and will be used for research and development, and marketing, and we anticipate generating losses for the foreseeable future.  In order to execute on our business strategy, we will require additional working capital, commensurate with the operational needs of our planned marketing, development and production efforts.  Our management anticipates that we should be able to raise sufficient amounts of working capital through debt or equity offerings, as may be required to meet our long-term obligations.  However, changes in our operating plans, increased expenses, acquisitions, or other events, may cause us to seek additional equity or debt financing in the future. We anticipate continued and additional development and production expenses.  Accordingly, while we do not have any short-term plans to conduct any additional debt or equity financings, we may in the future use debt and equity financing to fund operations, as we look to expand our asset base and fund development and production of our products. Any such equity financings could result in dilution to current shareholders, and the incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations.

There are no assurances that we will be able to raise the required working capital on terms favorable, or that such working capital will be available on any terms when needed.  Any failure to secure additional financing may force us to modify our business plan.  In addition, we cannot be assured of profitability in the future.

Net cash provided by (used in) operating activities

For the fiscal year ended December 31, 2013, we used net cash of $42,293 in operating activities.

Net cash provided by financing activities

For the fiscal year ended December 31, 2013, financing activities provided $42,293 from a related party.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations Table

The following table outlines payments due under our significant contractual obligations over the periods shown, exclusive of interest:

Payments due by Period
Contractual Obligations	Less than	One to	Three to	More Than
At December 31, 2013	One Year	Three Years	Five Years	Five Years	Total
Operating Lease Obligations	$-	$-	$-	$-	$-
Long-Term Debt Obligations	$-	$-	$-	$-	$-
Capital Lease Obligations	$-	$	$-	$-	$-
Purchase Obligations	$-	$-	$-	$-	$-
Other Long-Term Liabilities	$-	$-	$-	$-	$-

The above table outlines our obligations as of December 31, 2013 and does not reflect any changes in our obligations that have occurred after that date.

Off-Balance Sheet Arrangements

None

Summary of Significant Accounting Policies

Basis of presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates. The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates. Significant estimates include, but are not limited to, the collectability of accounts receivable and the estimates used when evaluating long-lived assets for impairment. Estimates are used for, but are not limited to, determining the following: allowance for doubtful accounts and inventory valuation reserves, recoverability of long-lived assets, and useful lives used in depreciation and amortization.

Cash and cash equivalents. The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2013 and 2012, the Company had no cash equivalents.

Revenue recognition.  Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as revised by SAB No. 104. We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured. Ownership and title of our products pass to customers upon delivery of the products to customers. Certain of our distributors may also perform a separate function as a co-packer on our behalf. In such cases, ownership of and title to our products that are co-packed on our behalf by those co-packers who are also distributors, passes to such distributors when we are notified by them that they have taken transfer or possession of the relevant portion of our finished goods.

Income taxes. The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”) Income Taxes. Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Fair Value of Financial Instruments. We hold certain financial assets, which are required to be measured at fair value on a recurring basis in accordance with the Statement of Financial Accounting Standard No. 157, “Fair Value Measurements” (“ASC Topic 820-10”). ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. Level 1 instruments include cash, account receivable, prepaid expenses, inventory and account payable and accrued liabilities. The carrying values are assumed to approximate the fair value due to the short term nature of the instrument.

The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

o	Level 1 - Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access. We believe our carrying value of level 1 instruments approximate their fair value at December 31, 2013 and 2012 due to their short term nature.

o	Level 2 - Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

o	Level 3 - Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. We consider depleting assets, asset retirement obligations and net profit interest liability to be Level 3. We determine the fair value of Level 3 assets and liabilities utilizing various inputs, including NYMEX price quotations and contract terms.

                        Advertising. The Company expenses advertising costs as incurred. The Company’s advertising expenses totaled $235, and $0 for the year ended December 31, 2013 and for the period from January 24, 2012 (inception) to December 31, 2013, respectively.

                        Earnings (Loss) Per Share. Net earnings (loss) per share is computed by dividing net income (loss) less preferred dividends for the period by the weighted average number of common stock outstanding during each period. Diluted earnings (loss) per share is computed by dividing net income (loss) less preferred dividends for the period by the weighted average number of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.

                        Recent accounting pronouncements. There are no recent accounting pronouncements that have had a material impact on our financial statements. Year-end The Company has adopted December 31, as its fiscal year end.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Prior To Merger

The Company has one class of its stock outstanding, its common stock.  The following table sets forth certain information as of April 21, 2014 prior to the closing of the Merger with respect to the beneficial ownership of our common stock (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock.  As of April 21, 2014, prior to the closing of the Merger, there were 44,100,000 shares of common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percentage Beneficially Owned (2)
Directors and Executive Officers
Danny Aaron, President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer and Director 23 Dassan Island Drive Plettenberg Bay, 6600, South Africa	14,100,000	31.97%

All Officers and Directors as a Group	14,100,000	31.97%
5% Shareholders
Danny Aaron 23 Dassan Island Drive Plettenberg Bay, 6600, South Africa	14,100,000	31.97%
Redfern Investors Ltd. Suite E-2, Union Court Building Elizabeth Ave. & Shirley St. Nassau, Bahamas	2,812,500	6.38%
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
(2)	Based on 44,100,000 shares of our common stock outstanding as of April 21, 2014, prior to the Closing of the Merger and the Offering.

Security Ownership After the Merger

The following table sets forth certain information as of April 21, 2014, after giving effect to the Closing of the Merger, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock.  As of April 21, 2014, after giving effect to the Closing of the Merger, there were 67,100,000 shares of common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percentage Beneficially Owned (2)
Directors and Executive Officers
Mark Suponitsky, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director 2105 Burton Branch Road, Algood, TN 38506	0	0%
Jordin Mendelsohn, Director 2105 Burton Branch Road, Algood, TN 38506	0	0%

All Officers and Directors as a Group	0	0%
5% Shareholders
Danny Aaron 23 Dassan Island Drive Plettenberg Bay, 6600, South Africa	14,100,000	21.01%
(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Based on 67,100,000 shares of our common stock outstanding as of April 21, 2014, after giving effect to the Closing of the Merger and the issuance of the Offering Shares.

DIRECTORS AND EXECUTIVE OFFICERS

Current Officers and Directors:

On April 21, 2014, the below individuals became officers and directors of the Company:

Name	Age	Position
Mark Suponitsky	58	Mark Suponitsky, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director
Jordin Mendelsohn	64	Director

Biographies

Mark Suponitsky has extensive experience in the development and marketing of diverse products and services.  Since 2007, Mr. Suponitsky has been the Director of Research and Analysis at Capital Brands LLC, where he worked to implement their customer service center.   From 1994 through 2007, Mr. Suponitsky was the President of Suponitsky and Associates, Inc., a business consulting agency.  Mr. Supnitsky received a Bachelor of Arts from McGill University.  The board believes that Mr. Suponitsky’s marketing experience in developing and launching successful brands will be crucial to the Company’s success.

Jordin Mendelsohn has worked in the advertising agency for more than 30 years and has won numerous awards for this creative work.   From 1981 to 2010, Mr. Mendelsohn was been the Chief Executive Officer and Executive Creative Director for Mendelsohn Zien Advertising.  Since 2010, Mr. Mendelsohn has been a consultant for various clients, including financial services agencies and companies in the beverage industry.  Mr. Mendelsohn graduated from the Art Center College of Design in Pasadena.  The board believes that Mr. Mendelsohn’s extensive experience in the advertising industry will be crucial to the Company’s success.

Terms of Office

The Company’s directors are appointed for a one-year term to hold office until the next annual general meeting of the Company’s shareholders or until removed from office in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.  The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.

The Company’s officers are appointed by the Company’s Board of Directors and hold office until removed by the Board.

Involvement in Certain Legal Proceedings

In 2008, Mark Suponitsky filed for personal bankruptcy under Chapter 7 of Title 11 of the United States Code.

Other than the foregoing, no director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Committees of the Board

Our Board of Directors held no formal meetings during the fiscal year ended July 31, 2013.  All proceedings of the Board of Directors were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors.  Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.  We do not presently have a policy regarding director attendance at meetings.

We do not currently have standing audit, nominating or compensation committees, or committees performing similar functions.  Due to the size of our board, our Board of Directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors.  We do not have an audit, nominating or compensation committee charter as we do not currently have such committees.  We do not have a policy for electing members to the board.  Neither our current nor proposed directors are independent directors as defined in the NASD listing standards.

After the change in the Board of Directors, it is anticipated that the Board of Directors will form separate compensation, nominating and audit committees, with the audit committee including an audit committee financial expert.

Audit Committee

Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Instead, the entire Board of Directors acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act and will continue to do so upon the appointment of the proposed directors until such time as a separate audit committee has been established.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and shareholders holding more than 10% of our outstanding Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our Common Stock. Executive officers, directors, and persons who own more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of Forms 3, 4, and 5 delivered to us as filed with the SEC during our most recent fiscal year, none of our executive officers and directors, and persons who own more than 10% of our Common Stock have failed to timely file the reports required pursuant to Section 16(a) of the Exchange Act, except for the following:
  Danny Aaron - Failure to file Form 3

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company.  Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business.  Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board will consider candidates suggested by shareholders.  If a shareholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws.  Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o Synergy Strips Corp., 2105 Burton Branch Road, Algood, TN 38506.

Board Leadership Structure and Role on Risk Oversight

Mark Suponitsky currently serves as the Company’s principal executive officer and a director.  The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources.  The Board of Directors will continue to evaluate the Company’s leadership structure and modify as appropriate based on the size, resources and operations of the Company.

Subsequent to the closing of the Merger, it is anticipated that the Board of Directors will establish procedures to determine an appropriate role for the Board of Directors in the Company’s risk oversight function.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers, except that Steven K. Richey and Susan Richey are husband and wife.

EXECUTIVE COMPENSATION

Board Compensation

We have no standard arrangement to compensate directors for their services in their capacity as directors.  Directors are not paid for meetings attended.  However, we intend to review and consider future proposals regarding board compensation.  All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Executive Compensation - Former Executive Officers

No director, officer or employee of the Registrant received compensation during the Registrant’s last fiscal year.

Executive Compensation - New Executive Officers

No director, officer or employee of Synergy received compensation during the year ended December 31, 2013 or the period from inception to December 31, 2012.

None of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the Company.  Please see the section entitled “Employment Agreements” below for a discussion of management compensation in the event of a termination of employment or change in control of the Company.

Employment Agreements

None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AND DIRECTOR INDEPENDENCE

Certain Relationships and Transactions

There are no family relationships between any of our former directors or executive officers and new directors or new executive officers.  None of the new directors and executive officers were directors or executive officers of the Company prior to the Closing of the Merger, nor did any hold any position with the Company prior to the Closing of the Merger, nor have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Review, Approval or Ratification of Transactions with Related Persons

As we have not adopted a Code of Ethics, we rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

Related Party Transactions

None of our current officers or directors have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Director Independence

During the year ended December 31, 2013, we did not have any independent directors on our board.  We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY

AND RELATED SHAREHOLDER MATTERS

Market Information

Although our common stock is currently quoted on the OTCQB marketplace operated by the OTC Markets Group, Inc., there has been minimal trading with respect to our common stock on the OTCQB.

Holders

Prior to the Merger, there were approximately 36 shareholders of record of our common stock based upon the shareholders’ listing provided by our transfer agent.  Our transfer agent is West Coast Stock Transfer.   Their address is 721 N. Vulcan Ave. Ste. 205, Encinitas, CA  92024 and their telephone number is 619-664-4780.

Dividends

We have never paid cash dividends on our common stock.  We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.  Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant.  Our retained earnings deficit currently limits our ability to pay dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws, all as in effect upon the Closing of the Merger.  This description is only a summary.  You should also refer to our articles of incorporation and bylaws which have been incorporated by reference or filed with the Securities and Exchange Commission as exhibits to this Form 8-K.

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.00001 per share, of which 44,000,000 shares were issued and outstanding immediately prior to the Closing of the Merger.

Common Stock

The holders of Common Stock are entitled to one vote per share. They are not entitled to cumulative voting rights or preemptive rights. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts. The holders of Common Stock have no subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board of Directors and issued in the future.  All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

The Company is not authorized to issue any preferred stock.

Outstanding Options, Warrants and Convertible Securities

We do not have any outstanding options, warrants or convertible securities.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the financial statements and supplementary data included in Exhibits 99.1(a), 99.1(b) and 99.2 which are incorporated herein by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada Revised Statutes (“NRS”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to Section 78.752, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the shareholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

The Registrant has not adopted any provisions in its Articles of Incorporation relating to indemnification for its directors and officers.  The Registrant has adopted the following provision in its Bylaws relating to indemnification for its directors and officers:

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be  in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amount paid in settlement actually and  reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.  The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

Any indemnification under Paragraphs .01 and .02 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Trustee, Officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Paragraphs .01 and .02 above.  Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the Directors who were not parties to such  action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the Directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the Shareholders.  Anyone making such a determination under this Paragraph .04 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Paragraph .04 above upon receipt of an undertaking by or on behalf of the Director, Trustee, Officer, employee or agent to repay such amount unless it shall ultimately be by the Corporation is authorized in this Section.

The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Trustee, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 3 - Securities and Trading Markets

Item 3.02.                      Unregistered Sales of Equity Securities.

Merger

As more fully described in Item 2.01 above, in connection with the Merger, on the Closing Date, we issued a total of 16,000,000 shares of our common stock to the former shareholders of Synergy. Reference is made to the disclosures set forth under Item 2.01 of this Form 8-K, which disclosures are incorporated herein by reference.

The issuance of the common stock to the former shareholders of Synergy pursuant to the Merger Agreement was exempt from registration in reliance upon Regulation D and/or Regulation S of the Securities Act as the investors are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act and in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), such determination based upon representations made by such investors.

Private Placement Offering

The information disclosed under Item 2.01 of this Current Report on Form 8-K with respect to the Company’s unregistered sale of the Offering Shares is incorporated in its entirety into this Item 3.02.

On April 21, 2014, the Company commenced the Offering and entered into Purchase Agreements with the Investors to consummate an initial closing of the Offering for the issuance and sale of the Offering Shares at a purchase price of $0.25 per share, for an aggregate consideration of $500,000.   The Company intends to use the proceeds of the Offering for general corporate purposes, including working capital needs.

The issuance of the common stock to the Investors pursuant to the Purchase Agreements was exempt from registration in reliance upon Regulation S of the Securities Act as the investors are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), such determination based upon representations made by such Investors.

Section 5 - Corporate Governance and Management

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 2.01 above is incorporated by reference herein.

Resignation of Officer and Director

Danny Aaron - President, Chief Executive Officer, Secretary and Treasurer and Director

Appointment of Officers and Directors

Our officers and directors as of April 21, 2014 are as follows:

Name	Age	Position
Mark Suponitsky	58	President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director
Jordin Mendelsohn	64	Director

Descriptions of our newly appointed directors and officers can be found in Item 2.01 above, in the section titled “Directors and Executive Officers - Current Management.”

There are no family relationships among any of our officers or directors.  None of the newly appointed directors has been named or, at the time of this Form 8-K, is expected to be named to any committee of the Board of Directors.  Other than the Merger, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any of the newly appointed officers and directors had or will have a direct or indirect material interest.  Other than the Merger, there is no material plan, contract or arrangement (whether or not written) to which any of the newly appointed directors or officers is a party or in which any of the new directors and officers participates that is entered into or material amendment in connection with our appointment of the new directors and officers, or any grant or award to any new director or officer or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the new directors and officers.

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Fiscal Year

On April 21, 2014, the Registrant changed its fiscal year to begin on January 1 and end on December 31.

Name Change

On April 28, 2014, upon receipt of approval from the Financial Industry Regulatory Authority (“FINRA”), the Registrant amended its Articles of Incorporation to change its name from “Oro Capital Corporation” to “Synergy Strips Corp” (the “Name Change”).

The full text of the amendment to the Articles of Incorporation is attached hereto as Exhibit 3.1(b) of this Current Report on Form 8-K.

Item 5.06.                      Change in Shell Company Status.

Reference is made to the Merger under the Merger Agreement, as described in Item 2.01, which is incorporated herein by reference. From and after the closing of the transactions under the Merger Agreement, our primary operations consist of the business and operations of Synergy. Accordingly, we are disclosing information about Synergy’s business, financial condition, and management in this Form 8-K.

Section 8 - Other Events

Item 8.01.                      Other Events.

Stock Split

On April 17, 2014, upon approval from FINRA, the Registrant effected a 30 for 1 forward stock split by way of a stock dividend, of all of its issued and outstanding shares of common stock (the “Stock Split”).  The Stock Split increased the number of the Registrant’s issued and outstanding common stock to 44,100,000, from 1,470,000.  The Stock Split did not affect the number of the Company’s authorized common stock or its par value, which remain at 75,000,000 and $0.00001 par value per share, respectively.

Symbol Change

In connection with the Name Change described in Item 5.03 above, on April 28, 2014, FINRA assigned the Company a new stock symbol, “SNYL”.

Section 9 - Financial Statements and Exhibits

Item 9.01.                      Financial Statements and Exhibits.

Reference is made to the Merger under the Merger Agreement, as described in Item 2.01, which is incorporated herein by reference.  As a result of the closing of the Merger, our primary operations consist of the business and operations of Synergy.  Accordingly, we are presenting the historic activity of Synergy after giving effect to the acquisition of Synergy by the Registrant.

(a)	Financial Statements of the Business Acquired

The audited financial statements of Synergy for the year ended December 31, 2013 and for the period from January 22, 2012 (inception) to December 31, 2012 including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1 of this Form 8-K.

(b)	Unaudited Pro Forma Financial Information

The combined unaudited pro forma financial statements of the Registrant and Synergy, including the notes to such financial statements, are incorporated by reference to Exhibit 99.2 of this Form 8-K.

(d)	Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated April 21, 2014 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 9, 2014)
3.1(a)	Articles of Incorporation (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed on November 21, 2012)
3.1(b)	Text of Amendment to Articles of Incorporation *
3.2	Bylaws (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed on November 21, 2012)
10.1	Sales and Marketing Consultant and Distribution Agreement, dated April 2, 2014, between Synergy Strips Corp. and Kenek Brands Inc. *
21	List of Subsidiaries – Synergy Strips Corp. *
99.1	Audited Financial Statements of Synergy as of December 31, 2013 and 2012 *
99.2	Unaudited Pro Forma Financial Statements*
______________

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNERGY STRIPS CORP. a Nevada corporation

Dated: May 7, 2014	By:	/s/ Mark Suponitsky
Name: Mark Suponitsky Title: President and Chief Executive Officer